                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.142-12

                           LAWTER INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                           LAWTER INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                           LAWTER INTERNATIONAL, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 25, 1996

TO THE STOCKHOLDERS:

    Notice is hereby given that the Annual Meeting of Stockholders of Lawter International, Inc., a Delaware corporation, will be held in the Auditorium on the seventh floor of the Terra Museum of American Art, 664 North Michigan Avenue, Chicago, Illinois on Thursday, April 25, 1996, at 10:00 A.M., Chicago time, for the purpose of considering and taking action upon the following:

    1. The election of eight directors of the Company to hold office until the Annual Meeting of Stockholders in 1997 or until their successors are elected and qualified.

    2. Such other matters as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on March 1, 1996, as the record date for said meeting, and only holders of Common Stock of the Company of record at that time will be entitled to notice of and to vote at said meeting or any adjournment thereof.

    The Annual Report of the Company for the year ended December 31, 1995, is enclosed herewith.

    By Order of the Board of Directors.

                                                        WILLIAM S. RUSSELL
                                                       SECRETARY

March 20, 1996

                                   IMPORTANT

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, MANAGEMENT URGES YOU TO DATE, SIGN AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE. YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

                           LAWTER INTERNATIONAL, INC.
                              990 SKOKIE BOULEVARD
                           NORTHBROOK, ILLINOIS 60062
                                PROXY STATEMENT

    This Proxy Statement and the accompanying Proxy card are being mailed to stockholders on March 20, 1996, in connection with the solicitation of proxies by the Board of Directors of Lawter International, Inc. (hereinafter referred to as the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on April 25, 1996, pursuant to the accompanying notice.

    All proxies duly executed and returned will be voted. In the absence of specific instructions to the contrary, proxies received will be voted in accordance with the recommendations made herein with respect to the proposal described in this Proxy Statement. Any stockholder who submits a proxy for said meeting has the right to revoke it at any time prior to the voting thereof.

    Each stockholder is entitled to one vote for each share of Common Stock of the Company beneficially owned in his/her name at the close of business on March 1, 1996. As of said date, there were issued and outstanding 45,070,386 shares of Common Stock of the Company and a majority of such shares, present in person or represented by proxy, will constitute a quorum.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following persons are known by the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock:

NAME AND ADDRESS OF                                          AMOUNT AND NATURE OF
BENEFICIAL OWNERS                                            BENEFICIAL OWNERSHIP   % OF CLASS
-----------------------------------------------------------  --------------------  -------------
Daniel J. Terra............................................     11,639,688 shares         25.8%
990 Skokie Boulevard
Northbrook, Illinois 60062
James D. Terra.............................................      2,244,137 shares          5.0%
990 Skokie Boulevard
Northbrook, Illinois 60062
Geo Capital Corporation....................................      2,265,618 shares          5.0%
767 Fifth Avenue
New York, New York 10153

                             ELECTION OF DIRECTORS

    At the meeting, a full board of eight directors is proposed to be elected. Each of such directors will hold office until the annual meeting of stockholders in 1997 or until the election and qualification of a successor. The Board of Directors has nominated William P. Clark, Arthur A. Hartman, John P. Jilek, Leonard P. Judy, Richard D. Nordman, John P. O'Mahoney, Fred G. Steingraber and Daniel J. Terra for re-election to the Board. It is intended that all shares represented at the meeting by validly executed, unrevoked proxies solicited by the Board of Directors of the Company will be voted for the election as directors of the nominees named below, except as otherwise directed by stockholders in the accompanying form of proxy. Directors are elected by a plurality of the votes cast by the holders of the Common Stock of the Company at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-votes or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

    The names of the nominees of the Board of Directors, and certain information with respect to each, are as follows:

                                                                                                        YEAR FIRST
NAME, AGE, OCCUPATION                                                                                    ELECTED
AND BUSINESS EXPERIENCE                                                                                 A DIRECTOR
------------------------------------------------------------------------------------------------------  ----------
WILLIAM P. CLARK, 64..................................................................................     1985
  Chief Executive Officer, Clark Company, private investments, since 1985. He is a director of Pacific
  Telesis Corporation and Dulles Access Rapid Transit (DART).(1) (2)
ARTHUR A. HARTMAN, 69.................................................................................     1994
  Senior Consultant, APCO Associates,  Inc., international business consultants,  since 1989. He is  a director of ITT Hartford Insurance Group, Dreyfus Funds and First NIS Investment Fund.(1) (2)
JOHN P. JILEK, 44.....................................................................................     1996
  President and Chief Operating Officer, since 1996 and Vice President, 1989-1995, of the Company.
LEONARD P. JUDY, 56...................................................................................     1993
  Private  investor, since August 1994.  Chairman of the Board  and Chief Executive Officer 1988-1994,
  Rust-Oleum Corporation, manufacturer and marketer of premium coatings. He is a director of Bank One,
  Chicago N.A., and Specialty Chemical Resources, Inc.(1) (2)
RICHARD D. NORDMAN, 49................................................................................     1982
  Consultant, since 1996. President and Chief Operating Officer of the Company, 1986-1995.
JOHN P. O'MAHONEY, 39.................................................................................     1996
  Vice Chairman  and Chief  Executive Officer,  since 1996,  Vice President,  1993-1995, and  European
  General Manager, 1990-1993, of the Company.
FRED G. STEINGRABER, 57...............................................................................     1993
  Chairman  of the Board and  Chief Executive Officer, since 1986,  and Chief Executive Officer, since
  1983, A.T.  Kearney,  Inc.,  international  management  consultants. He  is  a  director  of  Maytag
  Corporation,  Mercury  Finance  Company,  Southeastern  Thrift  and  Bank  Fund,  and  A.T. Kearney,
  Inc.(1) (2)
DANIEL J. TERRA, 84...................................................................................     1958
  Chairman of the Board, since 1958, and Chief Executive Officer, 1958-1995, of the Company,  Chairman
  of  the Board, Mercury Finance Company, consumer finance/insurance,  since 1989. He is a director of
  Mercury Finance Company.(2)

------------------------
(1) Member of Audit Committee.

(2) Member of Compensation Committee.

    The Board of Directors of the Company held six meetings during 1995. The Board has two committees, the Audit Committee and the Compensation Committee, which held two meetings each during 1995. All of the directors attended at least 75% of the aggregate of such Board and Committee meetings, except Mr. Judy and Mr. Steingraber. The Board does not have a nominating committee.

    The functions of the Audit Committee are to recommend to the Board of Directors the independent auditors to be selected for each year and to discuss with the auditors the scope of the annual audit, the result thereof, and the adequacy of the Company's accounting, financial and operating controls.

    The functions of the Compensation Committee are to review the performance and compensation of officers and to approve stock options granted to officers and other key employees.

    Each director and officer of the Company is required to report to the Securities and Exchange Commission, by a specified date, his or her transactions in the Common Stock of the Company. During 1995, Mr. Horn filed one such report which reported one transaction after the specified date. In making this statement, the Company has relied on written representations of its directors and officers and copies of the reports that they have filed with the Securities and Exchange Commission.

    No authority under the enclosed proxy will be exercised to vote for any person as a director who is not included in the nominees named above, unless any of such nominees should become unable to serve, in which case it is intended that the proxy will be voted for a nominee or nominees who will be designated by the Board of Directors. The Board has no reason to believe that any of the above nominees will cease to be a candidate prior to the meeting.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth certain information as of February 15, 1996 as to the beneficial ownership of the Company's outstanding Common Stock by the directors and named executive officers of the Company and by all current directors and executive officers of the Company as a group:

                                                               SHARES OF COMMON
                                                              STOCK BENEFICIALLY   % OF
NAME                                                               OWNED(2)        CLASS
------------------------------------------------------------  ------------------   -----
William P. Clark............................................       52,000           (1)
Arthur A. Hartman...........................................       50,000           (1)
John P. Jilek...............................................      146,441           (1)
Leonard P. Judy.............................................       59,000           (1)
Hermann Mueller.............................................       75,000           (1)
Richard D. Nordman..........................................      477,957           1.1%
John P. O'Mahoney...........................................      122,229           (1)
Fred G. Steingraber.........................................       50,000           (1)
Daniel J. Terra.............................................   11,639,688(3)(4)    25.8%
All current directors and executive officers as a group.....   12,868,742          28.6%

------------------------
(1) Less than 1%.

(2) The numbers and percentages of shares owned as shown in the table assume that currently unexercised stock options covering shares which were exercisable within 60 days of February 15, 1996 had been exercised as follows: Mr. Clark -- 50,000; Mr. Hartman -- 50,000; Mr. Jilek -- 126,666;
    Mr. Judy  -- 50,000;  Mr. Mueller  -- 75,000;  Mr. Nordman  -- 333,333;  Mr.
    O'Mahoney -- 113,333; Mr. Steingraber -- 50,000; and all current directors and executive officers as a group -- 974,998. Such persons and the members of such group disclaim any beneficial ownership of the shares subject to such options.

(3) Does not include 1,352,152 shares beneficially owned by the Terra Foundation for the Arts, which shares were gifted to the Foundation by Mr. Terra and of which Mr. Terra is a Director and Chairman, and as to which beneficial ownership of such shares is disclaimed by Mr. Terra.

(4) Does not include 39,166 shares owned by Mr. Terra's wife in which Mr. Terra disclaims any beneficial interest.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    The Compensation Committee was composed of Mr. Clark, Mr. Hartman, Mr. Judy and Mr. Steingraber, the four independent, non-employee directors, and Mr. Terra, Chairman and Chief Executive Officer of the Company, at the time of the actions covered by this report. The Compensation Committee meets at least annually to discuss and determine compensation for executive officers. The Compensation Committee is solely responsible for determining the executive officers' salary and long-term compensation granted in the form of stock options.

    The Compensation Committee's executive compensation policies are designed to encourage superior performance and to provide levels of compensation that reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives.

    There are two elements to the Company's executive compensation: 1) Base Salary Compensation and 2) Stock Option Grants. Using the process described below, the Compensation Committee makes a subjective evaluation of the performance of each executive in establishing base salary and determining the amount, if any, of stock options to be granted to each executive.

BASE SALARY

    Base salary compensation is determined based on a subjective evaluation of the individual's potential impact on the Company, the skill and experience required for the job, the ongoing performance of the individual in the job and ongoing corporate performance. In evaluating corporate performance, the Compensation Committee considers various aspects of such performance, including earnings per share, sales, profits, return on equity, return on sales, and the Company's performance relative to both other companies in its industry and the general economy. The Compensation Committee also considers additional factors, as appropriate. The relative weights of corporate and individual performance may vary among individuals, and from year to year for the same individual.

    The Compensation Committee determined, effective April 1, 1995 to increase the salaries of the executive officers listed in the Summary Compensation Table ("Named Officers") by amounts ranging from 4% to 7 1/2%. This determination was based on the Compensation Committee's subjective evaluation of the factors identified above, giving particular attention, with respect to corporate performance (since their last increase), to the sales volume increases, earnings, return on equity and return on sales and the Company's implementation of its modernization program, and on the lack of any increase since January 1994 for Mr. Nordman, Mr. Jilek and Mr. Mueller. Mr. O'Mahoney's previous increase had been effective May 1, 1994.

STOCK OPTION GRANTS

    The Compensation Committee believes that stock options are very beneficial to aligning management's and shareholders' interest in the enhancement of shareholder value. In keeping with that philosophy, stock options are granted under the 1992 Non-Qualified Stock Option Plan to executive officers and other key employees of the Company based on a subjective evaluation of individual performance and corporate performance. In doing so, the Compensation Committee reviews the existing options held by each of the executive officers. The grant of stock options is intended to encourage ownership of the Company's Common Stock by officers and other key employees of the Company, to provide incentive for superior performance by such individuals, to attract and maintain employees of the highest caliber and, as a result, enhance shareholder value. Stock options are granted at the fair market value of the Company's Common Stock on the date of grant and will only have value if the Company's stock price increases.

    The Compensation Committee granted stock options to Mr. O'Mahoney and Mr. Jilek in 1995 based upon the process referred to above and their promotions to Vice Chairman and Chief Executive Officer, and President and Chief Operating Officer, respectively, effective January 1, 1996. The Compensation Committee did not grant stock options to the other Named Officers in 1995 since stock options were granted on December 23, 1994.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

    The  Company's  Compensation Committee  has been  advised  of the  effect of
Section 162(m) of the Code, imposing a limitation on the deductibility for federal income tax purposes of compensation paid to certain executive officers. The Company believes its 1992 Non-Qualified Stock Option Plan qualifies as a "performance-based" compensation plan that would not be subject to such limitations. The other compensation currently paid to the Company's executive officers is not expected to exceed the limitation in Section 162(m).

CHIEF EXECUTIVE OFFICER

    Mr. Terra, the Chairman and until December 31, 1995, Chief Executive Officer of the Company, founded the Company and continues to be a significant stockholder of the Company. Mr. Terra has been authorized to receive but has waived his annual salary from the Company since 1982. In addition, Mr. Terra does not receive grants of stock options under the Company's stock option plan. Accordingly, the Compensation Committee has not specifically evaluated Mr. Terra's performance against corporate performance during 1995.

Compensation Committee:    Daniel J. Terra, Chairman       Leonard P. Judy
                           William P. Clark                Fred G. Steingraber
                           Arthur A. Hartman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is composed of Mr. Clark, Mr. Hartman, Mr. Judy and Mr. Steingraber, the four independent, non-employee directors, and Mr. Terra, Chairman and until December 31, 1995, Chief Executive Officer of the Company.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

    The Company has employment agreements with certain employees that are activated only on a change in control and, until then, these employees remain subject to termination at will. The terms of the employment agreement with each of Messrs. Jilek and Russell, provide that the agreement will become effective upon a "change in control" (defined as (i) an event that would be required to be reported as such pursuant to Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 or (ii) certain changes in membership of the Board of Directors). Providing the employee is still serving as such at the time of such a change in control, the agreement provides that the Company will continue to employ the employee for a period of two years after such change in control at a guaranteed minimum salary equal to the employee's salary at the time thereof. The agreement also provides that the employee may participate without discrimination in all of the Company's benefit plans available to its officers, prohibits the employee from disclosing confidential information during or after employment and prohibits the employee from working for a competitor of the Company during and for a period of eighteen months following the termination of employment. In the event that the location of the Company's office is changed by more than 25 miles or the employee's position and duties are changed following the agreement becoming effective upon a change in control, the employee may terminate the agreement, whereupon the employee's salary and benefits for the remainder of the term will become payable in a lump sum. In addition, if an excise tax is imposed pursuant to the applicable provisions of the Internal Revenue Code upon any payments to the employee by the Company, the agreement provides that the employee will be paid an additional amount calculated so as to provide the employee with the same compensation he would have received had no excise tax been imposed.

EXECUTIVE COMPENSATION

    The table below sets forth the annual, long term and other compensation for services in all capacities to the Company for the three years ended December 31, 1995 of those persons who were (1) the Chief Executive Officer and (2) the other four most highly compensated executive officers of the Company in 1995 (the Named Officers):

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                                   COMPENSATION
                                                                                 ----------------
                                                       ANNUAL COMPENSATION            AWARDS
                                                   ----------------------------  ----------------
                                                                      OTHER         SECURITIES
                                                                     ANNUAL         UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR        SALARY      COMPENSATION   OPTIONS/SARS(#)   COMPENSATION (2)
--------------------------------------  ---------  -------------  -------------  ----------------  -----------------
Daniel J. Terra.......................       1995  $       --(1)     $     --               --         $      --
  Chairman and Chief                         1994          --(1)           --               --                --
   Executive Officer                         1993          --(1)           --               --                --
Richard D. Nordman....................       1995     393,000              --               --            27,510
  President and Chief                        1994     372,000              --          160,000            26,040
   Operating Officer                         1993     354,000              --           40,000            24,780
John P. Jilek.........................       1995     157,250              --          100,000            11,008
  Vice President                             1994     152,000              --           80,000            10,640
                                             1993     145,000              --           20,000            10,150
Hermann Mueller.......................       1995     160,500              --               --            11,235
  Vice President                             1994     156,000              --           60,000            10,920
                                             1993     150,000              --           15,000            10,500
John P. O'Mahoney (4).................       1995     168,475          25,615(3)       150,000            11,793
  Vice President                             1994     140,755          44,110(3)        80,000             9,853
                                             1993     126,947          39,303(3)        20,000             8,886

------------------------
(1) Mr. Terra was authorized to receive but waived cash compensation of $450,000 for each of the past three years.
(2) The total amounts shown in this column consist of Company contributions for the Growth Sharing Plan (the Company's defined contribution retirement plan).
(3) These amounts represent educational expenses, paid by the Company, for Mr. O'Mahoney's children who attend an English speaking international school as a result of being transferred from Ireland to Belgium.
(4) Mr. O'Mahoney's salary was paid in Belgian Francs and the U.S. dollars shown here are affected by the exchange rates.

COMPENSATION OF DIRECTORS

    Directors of the Company who are not officers were paid an annual fee of $11,000 plus $750 for each Board or Committee meeting attended in 1995.

    On February 14, 1995, the Board of Directors adopted, subject to stockholder approval, the 1995 Non-Qualified Stock Option Plan for Non-Employee Directors. At the time of the adoption of the Plan, Messrs. Clark, Hartman, Judy and Steingraber each received a grant of options covering 30,000 shares of Common Stock under the Plan at an exercise price of $12.125 per share. This plan was approved by the stockholders at the April 24, 1995 Annual Meeting.

STOCK OPTIONS

    Options are granted to officers and other key employees under the Company's 1992 Non-Qualified Stock Option Plan which is administered by the Compensation Committee. Shown below is information with respect to the grant and exercise of options during 1995 and the unexercised options held as of December 31, 1995 by the Named Officers.

                           OPTION/SAR GRANTS IN 1995

                                                   INDIVIDUAL GRANTS
                                --------------------------------------------------------  POTENTIAL REALIZABLE VALUE
                                  NUMBER OF      % OF TOTAL                               AT ASSUMED ANNUAL RATES OF
                                 SECURITIES     OPTIONS/ SARS    EXERCISE                  STOCK PRICE APPRECIATION
                                 UNDERLYING      GRANTED TO         OR                       FOR OPTION TERM (3)
                                OPTIONS/SARS    EMPLOYEES IN    BASE PRICE   EXPIRATION   --------------------------
NAME                            GRANTED(#)(1)      1995(2)        ($/SH)        DATE         5%($)         10%($)
------------------------------  -------------  ---------------  -----------  -----------  ------------  ------------
John P. Jilek.................      100,000           37.2%      $   11.00     11-9-2005  $    692,000  $  1,753,000
John P. O'Mahoney.............      150,000           55.9%          11.00     11-9-2005     1,038,000     2,630,000

------------------------
(1) The option grants were non-qualified stock options. These options become exercisable one year after the grant date, which was November 9, 1995.

(2) The percentages shown in the table are based on total options granted to officers and other key employees in 1995 of 268,500 shares of the Company's Common Stock.

(3) The potential realizable values shown in the table are based on assumed annual rates of stock price appreciation compounded annually. The actual value of the options will depend on the market value of the Company's Common Stock on the dates the options are exercised. No realization of value from the options is possible without an increase in the price of the Company's Common Stock, which would benefit all stockholders commensurately.

                       AGGREGATED OPTION/SAR EXERCISES IN
                      1995 AND YEAR END OPTION/SAR VALUES

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                    UNDERLYING                 IN-THE-MONEY
                                                             UNEXERCISED OPTIONS/SARS          OPTIONS/SARS
                                    SHARES                   AT DECEMBER 31, 1995(#)     AT DECEMBER 31, 1995 (1)
                                  ACQUIRED ON     VALUE     --------------------------  --------------------------
NAME                              EXERCISE(#)  REALIZED(1)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------------------  -----------  -----------  -----------  -------------  -----------  -------------
Richard D. Nordman..............          --    $      --      333,333             --    $ 162,000    $        --
John P. Jilek...................      20,775      102,938      126,666        100,000       32,400         62,500
Hermann Mueller.................          --           --       75,000             --           --             --
John P. O'Mahoney...............          --           --      113,333        150,000       16,200         93,750

------------------------
(1) The amounts reported here represent the mathematical differences before taxes between the aggregate exercise price and the market value on the actual dates of exercise or December 31, 1995 (if unexercised) rather than any actual net gain. Such amounts do not take into consideration the cost of funds used for purchase or additional taxes.

INDEBTEDNESS OF MANAGEMENT

    Under the terms of the stock option plan, officers may borrow funds from the Company in order to exercise their stock options. Interest is charged on the loans at the Company's effective rate to borrow funds, adjusted quarterly. During 1995, the Company's weighted average interest rate on borrowed funds was 6.23%. The stock purchased is held as collateral by the Company. The loans are repayable within eighteen months. During 1995, Mr. Jilek had a maximum amount borrowed of $142,578, which was paid in full in 1995.

    Under the terms of the Company's relocation policy, employees may borrow funds, on an interest-free basis, as a bridge loan, to buy a house in their new location of employment until their previous house is sold. During 1995, Mr. O'Mahoney, Vice Chairman and Chief Executive Officer of the Company, borrowed $567,500 under this policy after relocating from Belgium in order to purchase a house in the United States. This amount was repaid in full on January 31, 1996.

SHAREHOLDER RETURN PERFORMANCE GRAPH

    Shown below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P Composite -- 500 Stock Index and a Specialty Chemicals Peer Group for the period of five years commencing January 1, 1991 and ending December 31, 1995, assuming the investment of $100 on January 1, 1991 and the full reinvestment of all dividends. The Specialty Chemicals Peer Group is composed of the following companies: Betz Laboratories, Inc., Cabot Corp., Chemed Corp., Ferro Corp., Imperial Chemical Industries, PLC, Guardsman
Products, Inc., Intersystems, Inc./DE, Lawter International, Inc., Learonal, Inc., Loctite Corp., Morton International, Inc., Nalco Chemical Co., PPG Industries, Inc., Pratt & Lambert, Inc., Sherwin-Williams Co., Specialty Chemical Res., Univar Corp. and Valspar Corp. Pengo Industries, Inc. has been dropped from the peer group since they are no longer listed on the stock exchange.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
  AMONG LAWTER INTERNATIONAL, INC., S&P 500 INDEX & SPECIALTY CHEMICALS INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHICS

                                                                   1990       1991       1992       1993       1994       1995
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
Lawter International, Inc......................................      100.0      165.3      176.7      176.9      162.9      161.4
S&P 500........................................................      100.0      130.5      140.4      154.6      156.6      215.5
Speciality Chemicals Peer Group................................      100.0      139.0      134.8      137.8      137.2      161.5

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On December 31, 1995, Mr. Nordman resigned as President and Chief Operating Officer of the Company. He remains a Director and became a Consultant to the Company effective January 1, 1996. Under the terms of the Consulting Agreement, Mr. Nordman will provide information, advice, and assistance concerning operating, financial and administrative matters as requested by the Board of Directors or the Chief Executive Officer of the Company. Mr. Nordman will be available to provide these services an average of one and one-half days per week, and will be paid a fee of $100,000 per year. The Consulting Agreement is for two years.

    On Janury 9, 1996, the Company entered into an agreement with Mr. Terra, Chairman of the Company, whereby the Company acquired a put option from Mr. Terra enabling the Company to sell any shares in Idexx Laboratories, Inc. ("Idexx") it purchases on the open market to Mr. Terra at a price $1.00 per share less than the Company's average purchase price per share net of commission. This option would only be exercised by the Company if the price of Idexx was more than $1.00 per share less than the average purchase price per share paid by the Company. This option can be exercised by the Company in whole between December 10, 1996 and December 20, 1996.

    In connection with the relocation to the United States of Mr. O'Mahoney, Vice Chairman and Chief Executive Officer of the Company, the Company agreed to purchase his house in Belgium. The price paid was $406,500 which was determined by taking the average of three appraisals from three independent real estate appraisers in Belgium.

                            EXPENSES OF SOLICITATION

    The costs and expenses of solicitation of proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited personally by telephone or telegram by directors, officers and other employees of the Company. No arrangements have been made or are presently contemplated for the assistance of any professional proxy solicitors. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock of the Company.

                                 OTHER MATTERS

    The Company expects to select the firm of Arthur Andersen LLP as its independent public accountants for the next fiscal year. The selection is normally based upon the Audit Committee's recommendation to the Board of Directors. Representatives of Arthur Andersen LLP are expected to be present at the stockholders' meeting to make a statement if they so desire and to be available to respond to appropriate questions.

    The management is not aware of any other matters to be presented for action at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their best judgement.

STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the Company's 1997 annual meeting of stockholders must be received by the Company not later than November 20, 1996 for inclusion in the issuer's proxy statement and form of proxy relating to that meeting. Any such proposal must relate to a matter which is proper for consideration at such a meeting and not of the type which the Company is specifically permitted to omit by the regulations of the Securities and Exchange Commission.

                                                        WILLIAM S. RUSSELL
                                                       SECRETARY

PROXY                                                                      PROXY

                           LAWTER INTERNATIONAL, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 25, 1996

   The undersigned appoints Daniel J. Terra, John P. O'Mahoney and John P. Jilek, or any of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of Lawter International, Inc., to be held on April 25, 1996, at 10:00 a.m., Chicago time, and at any adjournments or postponements of the Annual Meeting, and to vote as specified in this Proxy all the Common Stock of the Company which the undersigned would be entitled to vote if personally present. This proxy when properly executed will be voted in accordance with your indicated directions. If no direction is made, this Proxy will be voted FOR the election of Directors.

   The Board of Directors recommends a vote FOR the election of Directors.


      YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE
        REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.
                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                           LAWTER INTERNATIONAL, INC.

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.   /X/

                                                                       For All
                                             For       Withheld        Except

1. Election of Directors --                 /  /         /  /           /  /
   NOMINEES:  W. Clark, A. Hartman,
   J. Jilek, L. Judy, R. Nordman,
   J. O'Mahoney, F. Steingraber, D. Terra

   ________________________________
          Nominee Exception

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement.



                                        Dated_____________, 1996


Signature(s)____________________________

________________________________________

Please sign exactly as your name appears. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity.